May 15, 2025

Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840

Re: Local Bounti Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Local Bounti Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the resale of up to 13,640,396 shares of Company common stock, par value $0.0001 per share (the “Common Stock”), by those certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) including (i) 1,771,586 shares of Common Stock issued pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of March 31, 2025, by and among the Company and the investors identified on Exhibit A attached thereto (the “Private Placement Common Stock”), (ii) 1,140,396 shares of Common Stock previously issued in connection with either (a) the business combination contemplated by that certain Agreement and Plan of Merger (the “Business Combination Agreement”), dated June 17, 2021, by and among Leo Holdings III Corp., Longleaf Merger Sub, Inc., Longleaf Merger Sub II, LLC and Local Bounti Corporation or (b) a private placement pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into on October 21, 2022 (the “Other Common Stock”) and (iii) 10,728,414 shares of Common Stock that may be issued upon the conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock,” and such shares of Common Stock into which the Series A Preferred Stock are convertible, the “Convertible Shares,” and together with the Private Placement Common Stock and the Other Common Stock, the “Registrable Shares”), which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). All of the Registrable Shares are being registered on behalf of the Selling Stockholders.

In connection with this opinion letter, we have examined and relied upon (i) the Registration Statement and the Prospectus; (ii) the Company’s certificate of incorporation, as amended, and bylaws, each as currently in effect; (iii) the Stock Purchase Agreement; (iv) the Business Combination Agreement, (v) the Securities Purchase Agreement; (vi) the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designations”); and (vii) originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinion set forth below.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies;

March 31, 2025

(iii) the legal competence of all signatories to such documents; and (iv) the truth, accuracy, and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

With respect to the Series A Preferred Stock and the Convertible Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Convertible Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Series A Preferred Stock, may cause the Series A Preferred Stock to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Private Placement Common Stock and the Other Common Stock, have been duly authorized, validly issued, fully paid and nonassessable and (ii) the Series A Preferred Stock has been duly authorized, and when issued upon conversion in accordance with the terms of the Certificate of Designations, the Convertible Shares will be validly issued, fully paid and nonassessable.

Our opinion herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is limited to such laws as are in effect on the date hereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP